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                                                                EXHIBIT 23.3


                          CONSENT OF BAKER & McKENZIE


      We consent to having Baker & McKenzie named in the "Enforceability of Judgments" section of the Koppers Industries, Inc. Form S-4.


                                        /s/ Baker & McKenzie


Melbourne VIC 3000 Australia
December 22, 1997